UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

Baxalta Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-36782	47-1869689
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Lakeside Drive, Bannockburn, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 940-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

The Company is providing notice to its shareholders that it intends to announce its first quarter 2016 financial results via press release on Thursday, April 28, 2016. As previously disclosed, due to the proposed merger with Shire plc (“Shire”) announced on January 11, 2016, the Company will not be hosting a quarterly earnings conference call.

In addition, in light of the proposed merger with Shire, Shire will in due course be publishing both a UK shareholder circular and a UK prospectus (the “UK Documents”). In order to facilitate the required inclusion of the Company’s profit estimate in the UK Documents, the Company is updating its previously issued guidance as follows:

Baxalta continues to expect first quarter 2016 adjusted earnings, before special items, of $0.44 to $0.46 per diluted share, as previously disclosed on February 16, 2016. On a generally accepted accounting principles (“GAAP”) basis, the Company expects that first quarter 2016 earnings per diluted share will be lower than previously stated on February 16, 2016 and will include the expected impact of intangible asset amortization of $0.03 per diluted share, as previously disclosed, as well as additional material special items, including upfront payments to collaboration partners and separation/integration costs. Additional information on the Company’s first quarter 2016 GAAP results and special items will be provided with the Company’s earnings announcement on April 28, 2016.

The foregoing includes forward-looking statements, which are made of the date that they were first issued and are based on current expectations, beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control and which could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the risks identified in the Company’s Securities and Exchange Commission filings, all of which are available on company’s website. The Company expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2016

BAXALTA INCORPORATED

By:	/s/ Stephanie D. Miller
Stephanie D. Miller
Senior Vice President, Associate General Counsel and Corporate Secretary